Exhibit 10.15

Execution Version

FIRST AMENDMENT TO AMENDED & RESTATED EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Amended & Restated Employment Agreement by and between Target Logistics Management, LLC, a Massachusetts limited liability company (the “Company”), and Jason Vlacich (the “Executive”), entered into as of February 29, 2024 (the “Employment Agreement”), is entered into as of January 12, 2026.

WITNESSETH:

WHEREAS, the Company and the Executive previously entered into the Employment Agreement; and

WHEREAS, the Company has employed and appointed a new Chief Accounting Officer and thus determined that it is prudent to amend the Executive’s Employment Agreement to reflect changes to the Executive’s officer title; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.AMENDMENTS TO THE EMPLOYMENT AGREEMENT.

a.Section 3 of the Employment Agreement shall be and hereby is amended by revising the first sentence to read “During the Employment Period, the Executive shall serve as the Chief Financial Officer for the Employer.”

b.Section 7(c) of the Employment Agreement shall be and hereby is amended by revising the last sentence to read “The Executive acknowledges and agrees that, as Chief Financial Officer, the Executive has responsibility or involvement (directly or indirectly) relating to, and receives Confidential Information about, all employees of the Employer and its Affiliates.”

c.Section 7(d)(i) of the Employment Agreement shall be and hereby is amended by revising the fourth sentence to read “The Executive further acknowledges and agrees that, as Chief Financial Officer, the Executive has responsibility or involvement (directly or indirectly) relating to, and receives Confidential Information about, all clients or customers of the Employer and any direct or indirect subsidiary of the Employer.”

2.AFFIRMATION. This Amendment is to be read and construed with the Employment Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Employment Agreement shall remain in full force and effect.

3.DEFINED TERMS. All terms not herein defined shall have the meaning ascribed to them in the Employment Agreement.

4.RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Employment Agreement are confirmed, approved, and ratified, and the Employment Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Employment Agreement as amended by this Amendment shall mean the Employment Agreement as amended by this Amendment.

5.COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment or have caused this Amendment to be duly executed and delivered on their behalf.

TARGET LOGISTICS MANAGEMENT, LLC

By:	/s/ James B. Archer
Name:	James B. Archer
Title:	President & CEO

JASON VLACICH

/s/ Jason Vlacich